                                                                   EXHIBIT 99.02


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, Dwight Haight, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                            /s/ Dwight Haight
                                                            -----------------
                                                            Dwight Haight
August 2, 1997